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                                   EXHIBIT 23

                                  SBM COMPANY

                                   FORM 10-K

                               DECEMBER 31, 1994

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K under the Securities Exchange Act of 1934 of SBM Company for the year ended December 31, 1994 of our reports dated March 29, 1995, February 18, 1994, and February 24, 1993 and contained in Amendments 6,5, and 3, respectively, to Registration Statement No. 33-38066 of SBM Certificate Company on Form S-1 under the Securities Act of 1933 insofar as such reports relate to the financial statement schedules of SBM Company for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 7, 1995